UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. __)

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

China World Trade Corporation
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, $.001 par value.
(2)	Aggregate number of securities to which transaction applies: 199,565,923 shares of Common Stock, $.001 par value.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CHINA WORLD TRADE CORPORATION
5/F Guangdong Finance Building
88 Connaught Road West, Hong Kong
People’s Republic of China

June 30, 2008

Dear Shareholder:

The enclosed Information Statement is being furnished to shareholders of record on April 15, 2008, of China World Trade Corporation (“CWTD” or the “Company”), a Nevada corporation, in connection with a proposal to amend the articles of incorporation to change the name of the corporation from China World Trade Corporation to Uonlive Corporation, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the “Name Change Proposal”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved the proposal.

The holders of approximately 75.2% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20  days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors,

/s/Tsun Sin Man Samuel
    Tsun Sin Man Samuel
    Chairman

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

CHINA WORLD TRADE CORPORATION

INTRODUCTION

The majority shareholders of this 1934 Act Registrant, China World Trade Corporation, have taken an Action By Majority Shareholders Consent Without A Meeting (hereinafter, “Majority Shareholder Action”) pursuant to Nevada Revised Statutes 78.320, to change the name of the corporation to Uonlive Corporation.  This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c-2.

On March 28, 2007, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, William Tsang, the Chairman and President of the Company (“Tsang”), Uonlive Limited, a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“Uonlive”), Tsun Sin Man Samuel, Chairman of Uonlive (“Tsun”), Hui Chi Kit, Chief Financial Officer of Uonlive (“Hui”), Parure Capital Limited, a corporation organized and existing under the laws of the British Virgin Islands and parent of Uonlive (“Parure Capital”). For purposes of the Exchange Agreement, Tsun and Hui, as the holders of all of the outstanding capital stock of Parure Capital were therein referred to as the “Shareholders”, and Parure Capital and Uonlive were therein referred to as the “Uonlive Subsidiaries.” Upon closing of the share exchange transaction contemplated under the Exchange Agreement (the “Share Exchange”), Tsun and Hui transferred all of their share capital in Parure Capital to the Company in exchange for, and assigned to corporations designated by Tsun and Hui, an aggregate of 150,000,000 shares of common stock of the Company and 500,000 shares of Series A Convertible Preferred Stock of the Company, which is convertible after six months from the date of issuance into one hundred shares of common stock of the Company, thus causing Parure Capital to become a direct wholly-owned subsidiary of the Company.

In addition, pursuant to the terms and conditions of the Exchange Agreement:

•
On the Closing Date, the current officers of the Company resigned from such positions and the persons chosen by Uonlive were appointed as the officers of the Company, notably Tsun Sin Man Samuel, as Chairman, Cheung Chi Ho, as Chief Executive Officer, and Wong Kin Yu, as Chief Operating Officer, and Tsang and Zeliang Chen resigned from their positions as directors and officers; CM Chan resigned from his position as CEO, Larry Wei Fan will remain as CFO until further notice and Tsun and Cheung filled the vacancies on the Board created by their resignation.

•
On the Closing Date, the remaining members of the Board, namely Xiao Lei Yang, Chao Ming Luo and Ye Xin Long resigned from their positions as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time such persons designated by Uonlive will be appointed as directors of the Company, notably Carol Kwok, Zeng Yang and Wong Kin Yu.

•	On the Closing Date, the Company paid and satisfied all of its “liabilities” as such term is defined by U.S. GAAP as of the closing.

•
As of the Closing, the parties consummated the remainder of the transactions contemplated by the Exchange Agreement, including the transfer of all of CWTD’s subsidiaries to Top Speed Technologies Limited, a British Virgin Islands corporation owned by William Tsang, pursuant to a sale and purchase agreement in consideration of cancellation of indebtedness owed by CWTD to William Tsang.

As of the date of the Exchange Agreement there were no material relationships between the Company or any of its affiliates and the Shareholders, or Uonlive, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, a copy of which was filed as Exhibit 2.1 to a Form 8-K filed with the U.S. Securities and Exchange Commission on April 4, 2008.

We are a Nevada corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB).  Information about us can be found in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, and in our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008, filed with the Commission.  Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A.  NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of shareholders and none is required under applicable Nevada law when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This Information Statement is first being mailed on or about June 30, 2008 to the holders of Common Stock as of the Record Date on April 15, 2008.

B.  DISSENTERS' RIGHTS.

Under Nevada law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

C.  THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

The proposal to amend the corporate charter to change the name of the corporation to Uonlive Corporation was approved by the action of a majority of all shareholders entitled to vote on the record date. This is Majority Shareholder Action, pursuant to Nevada Revised Statutes 78.320. The vote required for approval was 50% (of all shareholders entitled to vote) plus one vote, a simple majority. The actual affirmative vote was 75.2% of all shares issued and outstanding. The proposal is not effective before completion with compliance with Section 14(c), and the mailing or delivery of this definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

ON APRIL 15, 2008, THE RECORD DATE, THERE WERE 199,565,923 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. EACH SHARE OF COMMON STOCK ENTITLES THE HOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THE SHAREHOLDERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The sole class of equity securities of the Company issued and outstanding is the common stock. The table on the following page sets forth, as of April 15, 2008, certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF APRIL 15, 2008

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power(2)

Common	William Tsang	21,787,675	10.9%

Common	Dragon Ace Global Limited	75,000,000	37.6%

Common	Oxford Global Capital Limited	60,000,000	30.1%

Common	Standford Global Capital Limited	15,000,000	7.5%

Common	All Officers and Directors as a Group (3 corporations)	150,000,000	75.2%

(1)	Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2)	Based on 199,565,923 shares of common stock issued and outstanding.

D.  AMENDMENT OF CHARTER – NAME CHANGE PROPOSAL.

The proposal to amend the articles of incorporation to change the name of the corporation to Uonlive Corporation was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The amendment to the certificate of incorporation will take effect no sooner than July 20, 2008.

REASONS FOR AMENDMENT. The Company consummated an Exchange Agreement with Parure Capital Limited and Uonlive Limited, among others, pursuant to which it acquired 100% of the share capital of Parure Capital Limited, the parent of Uonlive Limited, which operates an on-line radio station in Hong Kong, in exchange for the issuance by it of 150,000,000 shares of common stock and 500,000 shares of Series A Convertible Preferred Stock.  Accordingly, the Company desires to change its name to something that reflects its new business as a holding company for Uonlive Limited, and possibly other companies that may be acquired in the future by the Company.

        E.   FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the Name Change Proposal or to the Authorized Capital Proposal.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE
NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power(2)

Common	William Tsang	21,787,675	10.9%

Common	Dragon Ace Global Limited	75,000,000	37.6%

Common	Oxford Global Capital Limited	60,000,000	30.1%

Common	Standford Global Capital Limited	15,000,000	7.5%

Common	All Officers and Directors as a Group (3 corporations)	150,000,000	75.2%

(1)	Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2)	Based on 199,565,923 shares of common stock issued and outstanding.

Prior to the Closing under the Exchange Agreement, the Company utilized office space rented from a company controlled by William Tsang.

On September 25, 2006, the Company together with its wholly owned subsidiary, Rainbow Wish Limited (“Rainbow Wish”), entered into a Share Exchange Agreement (the “Agreement”) with CWT International Excursion Investment Limited, a company organized and existing under the laws of the British Virgin Islands (“CWT Excursion”), and William Tsang, the Chairman of the Company and holder of sixty percent (60%) of the capital stock of CWT Excursion. Mr. Tsang is also a citizen and resident of The People’s Republic of China. Pursuant to the terms of the Agreement, the Company issued 9,000,000 shares of its common stock (the “CWTD Shares”) to Mr. Tsang in exchange for 25 common shares of CWT Excursion owned by him (the “CWT Excursion Shares”), which CWT Excursion Shares were acquired by Rainbow Wish, representing a 25% equity interest in CWT Excursion. Pursuant to the Agreement, Mr. Tsang has also agreed to grant Rainbow Wish the option to purchase an additional 35% of the capital stock of CWT Excursion within twelve months of the date of sale, at a price that will be agreed upon by both parties at the time of exercise of said option in a separate agreement. The transaction was approved by a majority vote of the Board of Directors of the Company, with Mr. Tsang abstaining from voting on what is characterized as an “interested director” transaction, in accordance with Article II, Section 12(a) of the By-Laws of the Company and the Nevada Revised Statutes.

In connection with the Exchange Agreement, the Company transferred the capital stock of Virtual Edge Limited, a British Virgin Islands corporation, China World Trade Corporation, a British Virgin Islands corporation, China Chance Enterprises Limited, a British Virgin Islands corporation, and Rainbow Wish Ltd., a British Virgin Islands corporation, to Top Speed Technologies Ltd., a British Virgin Islands corporation which is wholly owed by William Tsang, the former Chairman and President of the Company. The corporations whose stock was transferred represented all of the assets and liabilities of the Company, and contain viable, ongoing businesses. No fairness opinion was sought by the Board of Directors with respect to the transfers and no appraisals were sought by the Board of Directors with respect to the assets indirectly transferred.

ITEM 4. OTHER AND GENERAL INFORMATION.

Our Annual Report on Form 10-KSB, for the year ended December 31, 2007, including audited financial statements as of that date, and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by CWTD can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

(a)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 is hereby incorporated by reference.
(b)	The Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008 is hereby incorporated by reference.

CHINA WORLD TRADE CORPORATION

By /s/ Tsun Sin Man Samuel
Tsun Sin Man Samuel
Chairman

Dated: June 30, 2008

By the order of the Board of Directors

/s/Tsun Sin Man Samuel
Tsun Sin Man Samuel
Chairman